UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

April 30, 2015

Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 30, 2015, we held our Annual Meeting of Shareholders at which the shareholders voted (i) for the election of Immanuel Thangaraj, Bruce F. Wesson, Robert B. Jones, William G. Skelly and George K. Ross to our Board of Directors for one-year terms; and (ii) for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2015 fiscal year ending December 31, 2014.

The results of the voting with respect to each matter voted upon, as applicable, are set forth below.

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Robert B. Jones	26,824,939	1,676,866	14,750,351
Bruce F. Wesson	27,947,407	554,398	14,750,351
William Skelly	27,939,528	562,277	14,750,351
Immanuel Thangaraj	27,970,009	531,796	14,750,351
George Ross	27,965,908	535,887	14,750,351

2. Ratification of Independent Registered Public Accounting Firm for 2013 Fiscal Year:

For	Against	Abstentions
42,845,195	292,246	114,695

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By: /s/ Peter A. Clemens__________________

Peter A. Clemens

Senior Vice President & Chief Financial Officer

Date: April 30, 2015